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                                                                   Exhibit 99.5

For immediate release:

Contact:

AT APPLIEDTHEORY
1500 Broadway - 3rd Floor  Dave Buckel               Karolin Shoikhet
New York, NY 10036         Investor Contact          Media Contact
212.398.7070 (ph)          Senior VP and CFO         Senior Media Liaison
212.398.5985 (fx)          212.398.7070 (x-4444)     212.398.7070 (x-4226)
                                                     KSHOIKHE@APPLIEDTHEORY.COM


AT THE FINANCIAL RELATIONS BOARD
Paul Henning               Beth Lewis                Deanne Eagle
General Info               Analyst Info              Media Info
212.661.8030               617.369.9240              212.661.8030



                 AppliedTheory Acquires Team Tech International



Acquisition Augments AppliedTheory's E-Business Solutions and Builds Strong
            Presence in the Austin, TX, High Tech Community

NEW YORK, NY (June 12, 2000) -- AppliedTheory Corporation (Nasdaq: ATHY), a premier provider of end-to-end e-Business solutions, announced today it entered into an agreement to acquire Austin-based Team Tech International Corporation (Team Tech), a leading Web consulting firm for e-Business solutions.

"In combining Team Tech's consulting and solutions experience with our breadth of products, we are able to further expand our integrated e-Business Solutions," said Dr. Richard Mandelbaum, AppliedTheory Chairman & CEO. " Team Tech has established a strong professional team of managers that is now integrated into the AppliedTheory team. This gives us a competitive advantage in providing total Internet solutions."

AppliedTheory provides its customers with e-Business solutions including consulting services, high-speed access, Web and AIP (Application Infrastructure Provider) hosting, security services, and an unmatched level of customer support. AppliedTheory's established base of clients includes America's Job Bank, Carrier, Citibank, Ingersoll-Rand, Time-Warner, and Ziff-Davis.


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With headquarters in Austin, Texas (one of the premiere technology centers in the U.S), Team Tech's experts are focused on building complex Internet solutions for commercial clients and government agencies worldwide. Also, they have developed a unique e-Business product called CyberCentral, a web-based community and collaboration software package that solves event marketing, communications, and management needs by providing an information portal solution for conference, conventions, and sales seminars.

"Team Tech has a strong regional presence and an impressive customer roster, that includes The Gartner Group, IBM, Nortel Networks, and BMC Software," said Dave Buckel, AppliedTheory Senior Vice President & CFO. "They are a 'Premier Business Partner' with IBM and Lotus and have a highly skilled management team. Their experience is a perfect fit for AppliedTheory, we'll leverage these skills over our professional footprint. AppliedTheory's Managed Hosting services will be a big win for Team Tech's customers."

"Merging these two companies was a mutually beneficial decision," said Art Borrego, AppliedTheory Vice President, E-Solutions & Services, Southwest Region. "Each of us complements the other with the services we offer. For example, Team Tech is now able to provide clients with robust hosting services while AppliedTheory benefits from our extensive e-Business consulting expertise. This relationship adds network-centric capabilities that we could not achieve on our own."


ABOUT APPLIEDTHEORY
With deep roots in the emerging Internet marketplace, AppliedTheory offers a peerless strategic vision to companies and public sector organizations seeking everything from simple Internet access to sophisticated large-scale, Internet-based application development. AppliedTheory's integrated solutions are tailored not only to the customer's immediate needs, but are engineered to respond to future demand, with an emphasis on customer support and service. Together with its strategic business partners, AppliedTheory implements a broad range of best-of-breed services nationwide, including e-Business Solutions, needs assessment and security consulting, AIP and dedicated Web hosting, Web access, Virtual Private Network (VPN) implementation and ongoing end-to-end support. More than a technology company, AppliedTheory understands the Internet business--and how to do business on the Internet. AppliedTheory is headquartered in New York, NY. For more information, access the company's Web site at www.appliedtheory.com.

ABOUT TEAM TECH
Team Tech is an Austin, Texas based company providing leading-edge e-business solutions. The company was recently recognized as one of the Top 25 Fastest Growing Private Companies by the Austin Business Journal. Team Tech has had more than 1600% revenue growth and profitability over the last five consecutive years.

Statements contained in this press release that are not historical facts may be deemed to be forward-looking statements which are subject to risks and uncertainties, including those discussed in AppliedTheory's filings with the Securities and Exchange Commission.

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